UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Champion Enterprises Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Champion Enterprises, Inc.

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Notice of 2004

Annual Meeting of Shareholders
and Proxy Statement

March 10, 2004

CORPORATE HEADQUARTERS
AUBURN HILLS, MICHIGAN 48326
(248) 340-9090

March 10, 2004

Dear Shareholder:

It is my pleasure to invite you to attend the Champion Enterprises, Inc. 2004 Annual Meeting of Shareholders. The meeting will be held on Tuesday, April 27, 2004, at 10:00 a.m. at the Westin Southfield, 1500 Town Center, Southfield, Michigan. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as Directors.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by mail. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

Thank you for your support of Champion Enterprises, Inc.

Sincerely,

CHAMPION ENTERPRISES, INC.

A. A. Koch
Chairman of the Board of Directors,
President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

of Champion Enterprises, Inc.

Time:	10:00 a.m., Tuesday, April 27, 2004

Place:	The Westin Southfield 1500 Town Center Southfield, Michigan 48075

Items of Business:	1. Elect six directors. 2. Transact any other business properly brought before the meeting.

Annual Reports:	The 2003 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a Shareholder on March 5, 2004.

Date of Mailing:	This notice and Proxy Statement are first being mailed to Shareholders on or about March 10, 2004.

By Order of the Board of Directors John J. Collins, Jr., Secretary

About The Meeting

What am I voting on?

You will be voting to elect six directors, each to hold office until the next Annual Meeting of Shareholders or until a successor is appointed and qualified.

Who is soliciting my Proxy?

The Company’s Board of Directors is soliciting your Proxy to be used at the 2004 Annual Meeting of Shareholders. The Company will pay the entire cost of soliciting Proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company’s Common Stock at the Company’s expense. In addition to solicitation by mail, officers and other employees of the Company may solicit Proxies personally, by telephone or by fax.

Who is entitled to vote?

You may vote if you owned Common Stock of the Company as of the close of business on March 5, 2004. Each share of Common Stock is entitled to one vote on any matter voted on at the Annual Meeting. As of March 5, 2004 we had 70,040,275 shares of Common Stock outstanding.

How do I vote?

You can vote in one of four ways:

•	By Internet at www.voteproxy.com. We encourage you to vote this way.
•	By toll-free telephone at 800-PROXIES.
•	By completing and mailing your proxy card.
•	By ballot at the Annual Meeting.

May I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting by:

•	Delivering a written notice of revocation, with a later date than the proxy card, to Champion’s Secretary at or before the meeting.
•	Signing another proxy card with a later date and returning it to the address on the proxy card before the meeting.
•	Voting again by telephone or Internet before midnight EDT on April 26, 2004.
•	Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted by the persons named in the enclosed proxy card “FOR” the election of the nominee Directors.

How do I vote my shares in the Champion Enterprises, Inc. Savings Plan?

Shares credited to your Champion Enterprises, Inc. Savings Plan are on your proxy card. You may vote these shares using the Internet, telephone or mail as described on the proxy card. Your Proxy will be considered to be voting instructions to the Trustee of the Savings Plan concerning shares held in your account. If you do not provide voting instructions, if the card is not signed, or if the card is not received by April 22, 2004, the shares credited to your account will be voted in the same proportion as directions received from other participants.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company and you may reach them by phone at 800-937-5449. Shares held by the Savings Plan cannot be consolidated with your other holdings.

Who may attend the meeting?

The Annual Meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at 248-340-7731. We look forward to having you at the meeting.

May Shareholders ask questions at the meeting?

Yes, representatives of the Company will answer Shareholder questions of general interest at the meeting.

How many votes must be present to hold the meeting?

In order for us to hold the meeting, a majority of our outstanding shares of Common Stock as of March 5, 2004 must be present in person or by Proxy. This majority is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy using the Internet, telephone, or mail. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

How many votes are needed to elect Directors?

The six Director nominees receiving the highest number of “For” votes will be elected as Directors. This number is called a plurality. Shares not voted, whether by marking “Withhold Authority” on your proxy card, by broker non-votes (which are described above) or otherwise, will not be considered in the election of Directors. Unless a properly executed proxy card is marked “Withhold Authority,” the Proxy given will be voted “For” each of the six Director nominees. If a nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional persons as designated by the Board to replace such nominee. However, the Board does not anticipate that this will occur.

Can my shares be voted on matters other than those described in this Proxy?

Yes, if any other item or proposal properly comes before the meeting, the Proxies received will be voted in accordance with the discretion of the Proxy holders. The Company, however, has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

When are shareholder proposals due for the 2005 Annual Meeting?

To be included in the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders, proposals must be received by the Company not later than November 10, 2004. Such proposals should be addressed to the Company’s Secretary at the address listed below. Shareholder proposals to be presented at the 2005 Annual Meeting or any Special Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company no earlier than January 27, 2005 nor later than February 26, 2005 in accordance with procedures in the Company’s Bylaws.

How do I obtain more information about Champion Enterprises, Inc.?

More information on Champion can be obtained by:

•	Contacting Investor Relations at 248-340-7731.
•	Going to our website at www.championhomes.net.
•	Writing to:

     Champion Enterprises, Inc.

     Attn: Investor Relations
     2701 Cambridge Court, Suite 300
     Auburn Hills, Michigan 48326

Upon request Champion will provide additional copies of the Company’s 2003 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, and Proxy Statement.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Election of Directors

Nominees:

ROBERT W. ANESTIS Director since 1991
                                                            Age 58
Chairman, President and Chief Executive Officer since 1999 of Florida East Coast Industries, Inc., a St. Augustine, Florida based holding company with interests in the railroad and commercial real estate businesses. Prior to 1999 and for the preceding five years, he was the President of Anestis & Company, an investment banking and financial advisory firm. Mr. Anestis serves as a director of Genesee and Wyoming Inc. Mr. Anestis, who has been in the industry 16 years, brings merger and acquisition expertise, strategic planning and policy experience, and a strong legal and financial background to the Board.

ERIC S. BELSKY, PH.D. Director since 2002
                                                            Age 43
Executive Director since 1997 of the Joint Center for Housing Studies at Harvard University (the “Joint Center”), which conducts research to identify and analyze housing market opportunities and challenges for business and government. The Joint Center is a collaborative venture of the Harvard Design School and the John F. Kennedy School of Government. He has also held positions with the Millennial Housing Commission created by the Congress of the United States, PricewaterhouseCoopers, LLP (“PricewaterhouseCoopers”), Fannie Mae and the National Association of Homebuilders. Dr. Belsky brings to the Board 15 years experience in investigating housing markets and expertise in housing finance, economics and policy.

SELWYN ISAKOW Director since 1991
                                                            Age 52
Chairman, President and Chief Executive Officer for more than five years of The Oxford Investment Group, Inc., Bloomfield Hills, Michigan, a merchant banking and corporate development firm. He is a Director of Bloomfield Hills Bancorp., Inc. and The Private Bank. Mr. Isakow brings to the Board expertise in the areas of mergers and acquisitions, strategic planning, accounting and finance from a variety of manufacturing, financial services and distribution industries.

BRIAN D. JELLISON Director since 1999
                                                            Age 58
Chairman, President and Chief Executive Officer of Roper Industries, Inc., Duluth, Georgia, a manufacturer of instrumentation, controls and scientific imaging products. He has served as Roper’s Chairman since 2003 and President and Chief Executive Officer since 2001. From 1998 to 2001 Mr. Jellison served as Executive Vice President of Ingersoll-Rand Company, a major diversified industrial equipment and components manufacturer. With a strong background in manufacturing, marketing and general management, Mr. Jellison brings 35 years of broad-based business experience to Champion’s Board.

ALBERT A. KOCH Director since 2003
                                                               Age 61
Chairman, President and Chief Executive Officer of Champion since June 2003. Mr. Koch currently and for the past five years has been a Principal of AlixPartners, LLC (“AlixPartners”), a turnaround consulting firm. During 2003 AP Services, LLC (“AP Services”) and AlixPartners provided interim management and other services to the Company. Over the past five years, Mr. Koch has served in various positions through AlixPartners, including interim Chief Financial Officer at Kmart Corporation and Oxford Health Plans. Mr. Koch has been the Vice Chairman of AlixPartners Holdings, Inc./ Questor Partners Holdings, Inc. since September 2003 and a Principal and General Partner of Questor Management Company, LLC, a private equity firm, since October 2001. Mr. Koch brings a variety of finance-related and general business experience to Champion’s Board, including turnaround management and capital structure expertise.

G. MICHAEL LYNCH Director since 2003
                                                               Age 60
Executive Vice President and Chief Financial Officer since 2000 of Federal-Mogul Corporation (“Federal-Mogul”), a global manufacturer and marketer of auto motor component parts. On October 1, 2001, Federal-Mogul filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. For three years prior to working for Federal-Mogul, Mr. Lynch was Vice President and Controller for Dow Chemical Company and previously worked for 29 years with Ford Motor Company in various financial-related positions. With 36 years of business experience, Mr. Lynch brings a strong financial and operations background to Champion’s Board.

Information Regarding the Board of Directors

Makeup of the Board:	Our bylaws allow for a minimum of three directors and a maximum of nine directors. Currently, the Board is comprised of six directors. In the event that a nominee is unable to serve, the person designated as Proxy holder for the Company will vote for the remaining nominees and for such other person as the Board may nominate.

Length of Board Term:	Directors who are elected will hold office until the 2005 Annual Meeting of Shareholders or until a successor has been duly appointed and qualified. All nominees are currently Directors and have agreed to serve if elected.

Number of Meetings in 2003:	The Board met 15 times during 2003.

Board Committees:	The Board has three standing committees: the Audit and Financial Resources Committee; the Compensation and Human Resources Committee; and the Nominating and Corporate Governance Committee. Each committee’s charter is available on the Company’s website, www.championhomes.net. The Board has determined that each committee member is independent as defined under New York Stock Exchange (“NYSE”) rules.

Audit and Financial Resources Committee:

The Committee met eight times during 2003.

Members: • Brian D. Jellison, Chair • Selwyn Isakow • G. Michael Lynch

Responsibilities:

•	Primary function is to assist the Board in fulfilling its financial oversight responsibilities.
•	Reviews the financial information provided to Shareholders and the Securities and Exchange Commission (“SEC”).
•	Reviews the corporate accounting and financial reporting practices.
•	Appoints the Company’s independent auditor.
•	Approves the scope of the audit and related audit fees.
•	Monitors systems of internal financial controls.

The Board has determined that each member of the Audit and Financial Resources Committee, Brian D. Jellison, Selwyn Isakow and G. Michael Lynch, is an “audit committee financial expert,” is independent and is qualified to serve on the Committee under NYSE rules.

Compensation and Human Resources Committee:

The Committee met nine times during 2003.

Members: • Robert W. Anestis, Chair • Eric S. Belsky

Responsibilities:

•	Primary function is to consider and recommend to the independent members of the Board the compensation programs, benefits and awards for executive officers.
•	Considers and recommends to the Board compensation of Directors.
•	Develops and monitors executive compensation policies.
•	Oversees administration of stock-based compensation plans and programs.

Nominating and Corporate Governance Committee:

The Committee met five times during 2003.

Members: • Eric S. Belsky, Chair • Robert W. Anestis • Selwyn Isakow

Responsibilities:

•	Primary function is to assist the Board in identifying, screening and recommending qualified candidates to serve as Directors.
•	Recommends to the Board the nominees to fill new positions or vacancies as they occur among the Directors.
•	Recommends to the Board the candidates for election or reelection as Directors by the Shareholders at the Annual Meeting.
•	Reviews corporate governance documents at least annually and recommends appropriate changes.

Corporate Governance

General:	The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. The Board at least annually reviews its corporate governance practices and policies as set forth in its Corporate Governance Guidelines, Code of Ethics and various Committee charters, all of which were updated over the last year consistent with new listing standards of the NYSE and new rules of the SEC.

You can access our Corporate Governance Guidelines, Code of Ethics and the current charters of our Audit and Financial Resources Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee in the “Investor Relations — People and Governance” section of our website at www.championhomes.net or by writing to:

John J. Collins, Jr. Secretary Champion Enterprises, Inc. 2701 Cambridge Court, Suite 300 Auburn Hills, Michigan 48326.

The Audit and Financial Resources Committee charter is also attached as Appendix A.

Nomination of Directors:	The Committee, in accordance with its charter and the Board’s governance principles, seeks to select a Board that is, as a whole, strong in its collective knowledge of and diversity of skills and experience concerning accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk assessment, industry knowledge, and corporate governance. When reviewing a potential candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

In considering whether to recommend any candidate for inclusion as a Director nominee, the Committee will apply the criteria set forth in the Corporate Governance Guidelines and in applicable committee charters. These criteria include the candidate’s character and integrity, business acumen, experience inside and outside of the business community, personal commitment, diligence, conflicts of interest and the ability to act in the balanced, best interests of the Shareholders as a whole rather than special interest groups or constituencies. In addition, the Company strives to have all Directors, other than the Chief Executive Officer, be independent in accordance with the NYSE definition of independence.

The Committee will consider nominations submitted by Shareholders. To recommend a nominee, a Shareholder should write to the Company’s Secretary at the above address. To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders, a Shareholder recommendation for a Director must be received by the Company’s Secretary no later than October 28, 2004. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee.

The process followed by the Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Shareholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All Director nominees recommended for election by the Shareholders at the 2004 Annual Meeting are current members of the Board. The Committee did not receive any nominations from Shareholders for the 2004 Annual Meeting.

Director Independence:	The Board has determined that all Director nominees for election at the 2004 Annual Meeting, other than the Chief Executive Officer, are independent in that such nominees have no material relationship with the Company either directly or indirectly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the fact that no nominee for Director, other than Mr. Koch: is an officer or employee of the Company or its subsidiaries or affiliates; has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company; has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his compensation as a Director; is, or was within the past three years, employed by the independent auditors for the Company; serves on the compensation committee or the board of directors of any corporation that employs a nominee for Director or a member of the immediate family of any nominee for Director; is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year; or serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal year 2003 in excess of two percent of the organization’s charitable receipts.

Shareholder Communications with Directors:	The Board has established a process for Shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from Shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Eric S. Belsky Chairman of the Nominating and Corporate Governance Committee c/o the Company’s Secretary 2701 Cambridge Court, Suite 300 Auburn Hills, Michigan 48326.

Board Attendance Policy:	The Board’s policy is that all Directors should attend the Annual Meeting of Shareholders if reasonably possible. All members of the Board at the time of the meeting attended the 2003 Annual Meeting.

Board and Director Evaluation:	The Board conducts annual performance evaluations of the Board as a whole, each committee as a whole, and of each individual member.

Executive Session Presiding Director:	The presiding Director for executive sessions of the Board is the chairperson of the Committee responsible for the matter being addressed by the Directors. If no specific Committee is identified, the chairperson of the Nominating and Corporate Governance Committee is the presiding Director.

Compensation of Directors

General:	Nonemployee Directors are compensated pursuant to the 2000 Stock Compensation Plan for Nonemployee Directors (the “Directors’ Plan”), which the Shareholders approved in 2000. A Director who is also an employee of the Company receives no compensation for serving as a Director other than compensation for services as an employee. All Directors are reimbursed for expenses to attend Board and Committee meetings. The Directors’ Plan provides for a cash component and a stock component for nonemployee Director compensation.

Cash Component:	The cash component of nonemployee Director compensation consists of an annual cash retainer of $30,000 (or $34,500 for Committee Chairpersons), which is paid quarterly. In addition, Directors receive $1,500 for each Board or Committee meeting attended in person and $750 for each meeting attended by telephone. Committee meeting fees only apply to meetings not held on the same day as a Board meeting. A Director appointed to fill a vacancy on the Board prior to an Annual Meeting receives a prorated cash retainer for the interim term.

Stock Component:	Effective April 27, 2004, the stock component of nonemployee Director compensation will consist of a restricted stock award for 7,000 shares of Champion’s Common Stock (or 8,050 shares for Committee Chairpersons) upon election or reelection at an Annual Meeting. Previously, the restricted stock award was 5,000 shares of Champion Common Stock (or 5,750 shares for Committee Chairpersons). A Director appointed to fill a vacancy on the Board or who becomes a Committee Chairperson prior to an Annual Meeting receives a prorated restricted stock award for such interim term. The restricted stock award vests based on the Director’s length of service with the Company following the award, as follows: 0% for less than six months; 50% for more than six months but less than one year; and 100% for one year. Subject to the same vesting schedule, a Director may elect to defer receipt of a restricted stock award until retirement, death or other termination of service from the Board.

Stock Ownership Requirement:	Nonemployee Directors currently serving are expected to own a minimum of 10,000 shares of Company Common Stock by the end of 2005. New nonemployee Directors are expected to meet this ownership requirement within three years of joining the Board.

Compensation and Human Resources Committee
Report On Executive Compensation

The Committee:	• Primary function is to consider and recommend to the independent members of the Board the compensation programs, benefits and awards for executive officers.

•	Considers and recommends to the Board the compensation of Directors.

•	Develops and monitors executive compensation policies.

•	Oversees administration of stock-based compensation plans and programs.

Compensation Policies:	Our executive compensation policies are designed to encourage and reward efforts that create shareholder value through achievement of corporate performance goals, as follows:

•	annual base salaries should be competitive, but slightly below the mean of other comparable companies;

•	annual performance incentives should provide opportunity for significant additional compensation based on meeting predetermined goals linked to improved Company performance; and

•	long-term performance incentives should further link executive performance to shareholder interests, encourage Company stock ownership, and provide an incentive to create long-term shareholder value.

To assist in its development of compensation policies, the Committee:

•	retains an independent consultant from time to time to make recommendations based on its expertise in compensation arrangements for senior executive officers of general manufacturing companies with sales comparable to the Company’s; and

•	considers the executive compensation levels for general comparable companies and other manufactured housing companies.

Annual Base Salaries:	Salaries are based on level of job responsibility, individual performance, work experience, and skill level, and compensation data for comparable companies obtained from consultant and market surveys. The objective for executive base salaries is that they be competitive but slightly below the mean of comparable companies. At an executive’s election all or a portion of base salary can be deferred under the Company’s Deferred Compensation Plan (the “Deferred Plan”), as discussed below.

Annual Performance Incentives:	Annual performance incentives are provided primarily through cash bonuses or, at an executive’s election, in deferred compensation under the Deferred Plan or deferred stock under the Corporate Officer Stock Purchase Plan (the “Stock Plan”), as discussed below. Bonuses for executive officers are based on the achievement of performance goals, which are established by the Committee prior to each fiscal year. During 2003 performance goals were related to earnings before interest and taxes, debt reduction and business unit performance. In addition, a discretionary bonus was also awarded.

Long-Term Performance Incentives:	In 2003 long-term performance incentives were made through performance share awards, which vest only if three-year earnings targets are met and the executive remains employed by the Company through the end of 2005. Previously, long-term performance incentives were made through stock option awards granted at exercise prices equal to the fair market value of our Common Stock on the grant date or below fair market value. The level of long-term performance incentives is determined primarily through the use of guidelines provided by an independent consultant using a nationwide database and are designed to be consistent with general industry practices.

On March 5, 2004 performance share awards for a total of 155,000 shares of Company Common Stock were awarded to Mrs. Knight and Messrs. Cole, Collins and Williams. These shares vest only if certain earnings targets are met over the next three years and the executive remains employed by the Company through the end of 2006.

Policy On Deductibility Of Compensation:	Section 162(m) of the Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on nondiscretionary, pre- established performance goals. The Committee believes that it has taken appropriate actions to preserve the deductibility of the majority of annual incentive bonuses and stock-based compensation awarded as long-term performance incentives. However, from time to time the Committee may recommend incentive awards that may not be deductible when it believes that such awards are in the best interest of the Company and its Shareholders.

Deferred Compensation:	Executive officers may elect to defer receipt of all or a portion of their salaries or their bonuses under the Deferred Plan. Amounts deferred thereunder are held by a grantor trust, are 100% vested and, at the employees’ directions, are invested in various managed funds. Upon termination of employment, retirement, death, disability or a change in control of the Company, deferred amounts are paid in a lump sum or in annual installments, depending upon a previously-made election.

Through participation in the Stock Plan, executive officers may elect to defer receipt of bonus compensation up to the lesser of 50% or $500,000. Amounts deferred thereunder are invested in shares of our Common Stock at a 30% discount to the closing price on the NYSE on the purchase date. Shares purchased are held by a grantor trust established by the Company, which exercises voting rights as to the shares. Upon termination of employment, retirement, death, disability or a change in control of the Company, the deferring executive receives his or her account balance in a lump sum or in annual installments, depending on a previously-made election. The vested portion is paid in shares of Company Common Stock and the unvested portion is paid in cash. The stock vests based on the executive’s length of service with the Company following deferral, as follows: 0% for less than one year; 25% for one year; 50% for two years; and 100% for three years. For the unvested portion, the executive receives the lesser of the stock’s fair market value upon termination or the amount of salary originally deferred.

Executive Officer Stock Ownership Requirement:	Effective January 1, 2004 executive officers are required to own a certain minimum level of Company Common Stock depending on the position held.

Chief Executive Officer Compensation:	Albert A. Koch, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, is serving pursuant to the terms of a Letter Agreement between the Company and AP Services, an affiliate of AlixPartners. In addition, Mr. Koch earns an annual salary of $60,000 for his services as an employee of Champion. Upon commencing employment on June 30, 2003, Mr. Koch was granted a stock option award for 125,000 shares of Company Common Stock under the 1995 Stock Option and Incentive Plan. This award was granted at fair market value on the grant date and vests 50% on April 1, 2004 and 50% on July 1, 2004 pursuant to the terms of the stock option agreement. The vested options become exercisable as follows: 50% on the earlier of six months after termination as President and Chief Executive Officer or June 30, 2006; 75% on the earlier of 12 months after termination as President and Chief Executive Officer or June 30, 2006; and 100% on the earlier of 18 months after termination as President and Chief Executive Officer or June 30, 2006. This option expires on June 30, 2008.

During 2003, Walter R. Young, the Company’s former Chairman of the Board of Directors, President and Chief Executive Officer, received total base salary of $204,615. He also received a severance payment pursuant to his employment and severance agreements and received no incentive compensation for the year.

Robert W. Anestis, Chair
Eric S. Belsky

Members, Compensation and Human
Resources Committee

March 5, 2004

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the last three years of the Company’s Chief Executive Officer, the other four most highly compensated executive officers and the former Chief Executive Officer:

						Long-Term
		Annual Compensation				Compensation

						Restricted		Securities
Name and	Fiscal					Stock		Underlying		All Other
Principal Position	Year	Salary		Bonus(5)		Awards($)		Options(#)		Compensation

Albert A. Koch	2003	$28,846	(1)	$—		$—		125,000	(13)	$137	(15)
Chairman, President &
Chief Executive Officer

Phyllis A. Knight	2003	320,000		252,000		—		—		2,845	(16)
Executive Vice	2002	66,087	(2)	200,000	(6)	—		600,000	(14)	342	(16)
President & Chief
Financial Officer

M. Mark Cole	2003	266,000		113,800	(7)	94,200	(11)			29,884	(17)
President,	2002	246,875	(3)	247,125	(7)	—		—		56,026	(17)
Retail Operations	2001	250,000		263,832	(7)	—		665,000		28,486	(17)

John J. Collins, Jr.	2003	261,250		157,000		125,600	(11)	—		4,646	(18)
Senior Vice President,	2002	264,167		181,913	(8)	—		—		6,281	(18)
General Counsel &	2001	250,000		221,353		—		190,000		5,716	(18)
Secretary

Bobby J. Williams	2003	237,500		107,500		157,000	(11)	—		4,646	(19)
President,	2002	220,833		175,800	(9)	—		—		6,335	(19)
Champion Homes	2001	185,000		241,727		—		100,000		4,603	(19)

Walter R. Young	2003	204,615	(4)	—		392,500	(12)	—		554,760	(20)
Former Chairman,	2002	466,667		391,400	(10)	—		—		70,053	(20)
President & Chief	2001	500,000		693,182	(10)	—		850,000	(12)	154,946	(20)
Executive Officer

(1)	Mr. Koch joined the Company on June 30, 2003. See “Related Party Disclosures” in the “Other Information” section of this Proxy Statement.

(2)	Mrs. Knight joined the Company on October 17, 2002.

(3)	Includes $61,719 deferred under the Deferred Plan.

(4)	Mr. Young’s employment with the Company was terminated on June 29, 2003.

(5)	Bonuses are generally paid in February or March of the year following the fiscal year in which they are earned.

(6)	Includes payments as inducements to join the Company.

(7)	Includes $56,900 paid in cash and $56,900 deferred under the Stock Plan in 2003; $117,375 paid in cash, $117,375 deferred under the Stock Plan and 5,525 shares of Champion Common Stock valued at $12,375 in 2002; and $131,916 paid in cash, $65,958 deferred under the Stock Plan and $65,958 deferred under the Deferred Plan in 2001.

(8)	Includes $141,075 paid in cash and 18,232 shares of Champion Common Stock valued at $40,838.

(9)	Includes $150,100 paid in cash and 11,474 shares of Champion Common Stock valued at $25,700.

(10)	Includes $147,500 paid in cash, $147,500 deferred under the Stock Plan and 43,036 shares of Champion Common Stock valued at $96,400 in 2002; and $346,591 paid in cash and $346,591 deferred under the Stock Plan in 2001.

(11)	Reflects the award date fair market value of $3.14 per share for performance share awards that will vest only if three-year earnings targets are met and the executive remains employed by the Company through the end of 2005. The number of restricted shares held and the value of these holdings for each individual based on a fiscal year end closing price of $7.01 per share are as follows: Mr. Cole — 30,000 shares valued at $210,300; Mr. Collins — 40,000 shares valued at $280,400; and Mr. Williams — 50,000 shares valued at $350,500. Dividends, if any, paid by the Company on shares of its Common Stock are not paid on performance shares.

(12)	Reflects a performance share award in 2003, which was forfeited upon Mr. Young’s termination of employment. Of the total options granted in 2001, options for 250,000 shares were also forfeited upon termination.

(13)	Reflects options granted as inducements to join the Company. See “Chief Executive Officer Compensation” in the “Compensation and Human Resources Committee Report on Executive Compensation” section of this Proxy Statement.

(14)	Reflects options granted as inducements to join the Company, 120,000 of which were granted below fair market value on the grant date and vest 25% on each six-month anniversary of the grant until fully vested on October 17, 2004. The remaining 480,000 shares were granted at fair market value and become exercisable ratably over a four-year period from the grant date.

(15)	Includes life insurance premiums.

(16)	Includes $1,477 of Company contributions to the 401(K) Savings Plan (“Savings Plan”) and $1,368 of life insurance premiums in 2003; and life insurance premiums in 2002.

(17)	Includes $24,386 representing the value of the discount on shares to be issued under the Stock Plan, $4,700 of Company contributions to the Savings Plan and $798 of life insurance premiums in 2003; $50,304 representing the value of the discount on shares issued under the Stock Plan, $5,500 of Company contributions to the Savings Plan and $222 of life insurance premiums in 2002; $28,268 representing the value of the discount on shares issued under the Stock Plan and $218 of life insurance premiums in 2001.

(18)	Includes $4,076 of Company contributions to the Savings Plan and $570 of life insurance premiums in 2003; $5,500 of Company contributions to the Savings Plan and $781 of life insurance premiums in 2002; $5,100 of Company contributions to the Savings Plan and $616 of life insurance premiums in 2001.

(19)	Includes $4,076 of Company contributions to the Savings Plan and $570 of life insurance premiums in 2003; $5,500 of Company contributions to the Savings Plan and $835 of life insurance premiums in 2002; $3,800 of Company contributions to the Savings Plan and $803 of life insurance premiums in 2001.

(20)	Includes a $550,000 severance payment, $4,076 of Company contributions to the Savings Plan and $684 of life insurance premiums in 2003; $63,215 representing the value of the discount on shares issued under the Stock Plan, $5,500 of Company contributions to the Savings Plan and $1,338 of life insurance premiums in 2002; and $148,541 representing the value of the discount on shares issued under the Stock Plan, $5,100 of Company contributions to the Savings Plan and $1,305 of life insurance premiums in 2001.

Option Grants in Last Fiscal Period

The following table provides information about stock options granted to the executives in the Summary Compensation Table during the 2003 fiscal year. The table also shows projected hypothetical gains for the options over the full option term, based on assumed annual compound rates of stock price appreciation of 5% and 10%.

Potential Realizable Value at
Assumed Annual Rates of
Stock Price Appreciation for
	Individual Grants				Option Term

	Number of	% of Total
	Securities	Options
	Underlying	Granted To
	Options	Employees	Exercise
	Granted	in Fiscal	Price	Expiration
Name	(#)	Year End	($/Share)	Date	5%	10%

Albert A. Koch	125,000	86%	$4.10	6/30/08	$141,594	$312,886

Aggregated Fiscal Year End Option Values

The following table provides information regarding the pretax value realized from the exercise of stock options during the 2003 fiscal year and the value of unexercised in-the-money options held at the end of the 2003 fiscal year by the executives in the Summary Compensation Table.

			Number of Securities
			Underlying Unexercised				Value of Unexercised
			Options at				In-the-Money Options
			Fiscal Year End (#)				at Fiscal Year End ($)(4)

	Shares
	Acquired	Value
	on Exercise	Realized
Name	(#)	($)	Exercisable		Unexercisable		Exercisable	Unexercisable

Albert A. Koch	—	—	—		125,000		$—	$363,750

Phyllis A. Knight	—	—	120,000		360,000		543,600	1,630,800

M. Mark Cole	—	—	627,500	(1)	37,500		2,329,025	—

John J. Collins, Jr.	—	—	170,000	(2)	30,000		525,275	—

Bobby J. Williams	—	—	111,250		53,750	(3)	127,795	116,725

Walter R. Young	—	—	600,000		—		2,368,500	—

(1)	Includes options for 250,000 shares exercised in February 2004.

(2)	Includes options for 10,000 shares exercised in March 2004.

(3)	Includes options for 28,750 shares exercisable on March 12-13, 2004.

(4)	Assumes a market price of $7.01 per share, which was the last sale price on the last trading day prior to the fiscal year end.

Performance Graph

The graph below compares the cumulative, five-year shareholder returns on Company Common Stock to the cumulative, five-year shareholder returns for (i) the S&P 500 Stock Index and (ii) an index of peer companies selected by the Company. The peer group is composed of five publicly-held manufactured housing companies, which were selected based on similarities in their products and their competitive position in the industry. The companies comprising the peer group are Cavalier Homes, Inc., Fleetwood Enterprises, Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., and Skyline Corporation.

	12/98	12/99	12/00	12/01	12/02	12/03

☐ CHAMPION ENTERPRISES, INC.	$100	$31.05	$10.05	$45.04	$10.63	$25.61

Δ S&P 500 INDEX	$100	$121.04	$110.02	$98.87	$76.78	$98.99

O PEER GROUP	$100	$53.02	$33.00	$47.40	$34.99	$40.42

Employment Agreements

Termination and Change In Control:	The Company has Change in Control Severance Agreements with Mrs. Knight and Messrs. Collins and Williams. Under each agreement, the executive would receive a cash severance payment if her or his employment is terminated following a change in control of the Company, as defined in the agreement. For Mrs. Knight and Mr. Collins, the severance payment would be twice the highest annual base salary and annual performance incentive earned by the executive in any one of the three fiscal years prior to termination. For Mr. Williams the severance payment would be one and a half times his annual base salary plus a prorated portion of his annual performance incentive.

Employment: Mr. Koch:	The Company has a letter agreement, dated June 30, 2003, with AP Services pursuant to which interim management services are provided to the Company, including the services of Mr. Koch.

Mrs. Knight:	The Company has a letter agreement with Mrs. Knight, dated October 17, 2002, which provides for an initial annual salary of $320,000. Mrs. Knight is entitled to participate in various benefit and incentive plans.

Mr. Cole:	The Company has letter agreements with Mr. Cole, dated January 8, 1998 and September 11, 1998, which provide for an initial annual salary of $100,000. This amount increased to $150,000 in September 1998 and to $250,000 in 1999. Mr. Cole’s annual salary was voluntarily reduced to $237,500 in October 2002 and increased to $266,000 in March 2003. Mr. Cole is entitled to participate in various benefit and incentive plans.

Mr. Collins:	The Company has letter agreements with Mr. Collins, dated February 12, 1997 and April 7, 2000, which provide for an initial annual salary of $190,000. This amount increased to $220,000 in 1999, to $250,000 in 2000 and to $275,000 in 2002. Effective September 1, 2002 Mr. Collins’ annual salary was voluntarily reduced to $261,250. Mr. Collins is entitled to participate in various benefit and incentive plans.

Share Ownership

Principal Shareholders

The following table provides information about any person known by management to have been a beneficial owner of more than 5% of the Company’s Common Stock as of December 31, 2003.

	Amount of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

FMR Corp. 82 Devonshire Street Boston, MA 02109	8,815,390(1)	15.0%

First Pacific Advisors, Inc. 11400 West Olympic Blvd., Suite 1200 Los Angeles, CA 90064	6,121,500(2)	10.4%

Fletcher Asset Management 22 East 67th Street New York, NY 10021	5,093,839(3)	7.4%

(1)	Based upon its statement on Schedule 13G filed with the SEC on February 17, 2004, FMR Corp. has sole voting power over 4,785,990 shares of Common Stock and has sole investment power over 8,815,390 shares of Common Stock.

(2)	Based upon its statement on Schedule 13G filed with the SEC on February 12, 2004, First Pacific has neither sole voting power nor sole investment power over any shares of Common Stock. First Pacific has shared voting power over 2,527,100 shares of Common Stock and shared investment power over 6,121,500 shares of Common Stock.

(3)	Based upon the statement on Schedule 13G filed by Fletcher Asset Management with the SEC on February 17, 2004, the Common Stock reported to be beneficially owned consists of shares of Common Stock issuable upon the exercise of certain warrants, convertible preferred stock and investment rights pursuant to agreements between Fletcher International, Ltd. and the Company that are held in one or more accounts managed by Fletcher Asset Management for Fletcher International, Ltd. Fletcher Asset Management has sole voting and dispositive power over all of these shares of Common Stock.

Management

The following table provides information about the beneficial ownership of Company Common Stock by Directors and Executive Officers as of March 5, 2004. Except as otherwise indicated each owner has sole voting and investment powers with respect to the Common Stock listed.

	Number of Shares		Percent of
Name	Beneficially Owned (1)		Class

Robert W. Anestis	150,352		*

Eric S. Belsky	30,946		*

M. Mark Cole	495,296	(2)	*

John J. Collins, Jr.	210,576		*

Selwyn Isakow	253,920	(3)	*

Brian D. Jellison	187,542		*

Phyllis A. Knight	240,000		*

Albert A. Koch	15,000		*

G. Michael Lynch	5,726		*

Bobby J. Williams	151,952	(4)	*

All Directors and Executive Officers as a Group (11 persons)	1,780,723	(5)	2.5%

 *      Less than 1%

(1)	The number of shares shown in the table includes the following number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of March 5, 2004: Mr. Anestis, 105,400; Mr. Belsky, 24,196; Mr. Cole, 377,500; Mr. Collins, 160,000; Mr. Isakow, 153,800; Mr. Jellison, 137,400; Mrs. Knight, 120,000; Mr. Williams, 140,000; and all Directors and Executive Officers as a group, 1,255,696.

(2)	Does not include 500 shares held by Mr. Cole’s child. Mr. Cole disclaims beneficial ownership of these shares. Includes 112,271 shares held under the Stock Plan.

(3)	Does not include 1,860 shares held by Mr. Isakow’s children. Mr. Isakow disclaims beneficial ownership of these shares.

(4)	Includes 4,212 shares held under the Stock Plan.

(5)	Includes 116,483 shares held under the Stock Plan.

Other Information

Audit and Financial Resources Committee Report

The Committee:	The Committee consists of three independent Directors, as defined by the NYSE listing standards, who are neither officers nor employees of the Company. The Committee acts under a written charter adopted and approved by the Board in 1996 and last revised in December 2003. A copy of this charter is attached as Appendix A.

The primary function of the Audit Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial information provided to shareholders, the corporate accounting and financial reporting practices, and the systems of internal financial controls that management and the Board have established. The Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditor.

While the Committee has the responsibilities and powers set forth in the Committee’s charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is also not the duty of the Committee to assure compliance with laws and regulations and with the Company’s Code of Ethics.

2003 Audited Consolidated Financial Statements:	The Committee has reviewed and discussed with management and our independent auditors, PricewaterhouseCoopers, the Company’s audited consolidated financial statements for the fiscal year ended January 3, 2004. Based on its review and discussions with management and with PricewaterhouseCoopers, the Committee has recommended to the Board that these financial statements be included in the Annual Report on Form 10-K as filed with the SEC for the fiscal year ended January 3, 2004.

Independence Discussion with Audit Committee:	The Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” the Committee has received and reviewed the required written disclosures and a confirming letter from PricewaterhouseCoopers regarding their independence, and has discussed the matter with the auditors.

The Committee has considered the provision of all non-audit services performed by PricewaterhouseCoopers with respect to maintaining auditor independence.

Brian D. Jellison, Chair
Selwyn Isakow
G. Michael Lynch

Members, Audit and Financial Resources Committee

February 25, 2004

Independent Accountants:	PricewaterhouseCoopers has served as our independent accountants since 1961 and was selected by the Board to serve as our independent accountants for the current fiscal year ending January 1, 2005. It is anticipated that a representative of PricewaterhouseCoopers will be present at the Annual Meeting, have an opportunity to make a statement and respond to appropriate questions.

Fees:	PricewaterhouseCoopers was paid the following fees during the last two fiscal years:

	2003	2002

Audit Fees	$458,500	$589,500
Audit-Related Fees	126,400	117,500
Tax-Related Fees	$123,600	$352,000

Audit Fees. Audit fees were paid to PricewaterhouseCoopers for professional services rendered in connection with the audit of the Company’s financial statements, limited reviews of the Company’s unaudited condensed consolidated interim financial statements included in Form 10-Q and reviews and assistance with SEC filings.

Audit-Related Fees. The Company paid PricewaterhouseCoopers fees for various accounting-related assistance, audits of employee benefit plans and internal control reviews.

Tax-Related Fees. The Company paid PricewaterhouseCoopers fees for review of its federal income tax return and for tax compliance advice and planning.

Pre-approval Policy:	The Committee has adopted a Pre-approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement with respect to such services. The Committee annually reviews and pre-approves the services that may be provided by the independent auditors. The Committee has delegated authority to its Chairman to pre-approve any proposed services not covered by the general pre-approval of the Committee or exceeding the pre-approved levels or amounts. The Chairman must report all such pre-approvals to the Committee at its next meeting.

Related Party Disclosures:	Mr. Koch, the Company’s Chairman, President and Chief Executive Officer, is serving in accordance with the terms of a letter agreement dated June 30, 2003 with AP Services. Pursuant to this agreement, AP Services provides interim management services to the Company, including the services of Mr. Koch. AP Services is owned by AlixPartners of which Mr. Koch is a Principal. On June 30, 2003, the Company also entered into a letter agreement with AlixPartners pursuant to which financial and operational consulting services are provided to the Company. During 2003, the Company recorded expenses of $2.0 million and paid fees of $1.4 million to AP Services and AlixPartners for services rendered, including the services of Mr. Koch. An independent review committee of the Board approved all related payments.

The Company has a lease agreement relating to rental property in North Carolina with MMG Investments, LLC (“MMG”), in which M. Mark Cole, President, Retail Operations, has 75% ownership. During 2003 lease payments of $211,000 were paid pursuant to this agreement. The Company previously leased real estate for a retail sales center in North Carolina from MMG and paid $6,400 for rent in 2003. The Company believes that payments made to MMG represent the fair value for the rental of these properties.

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent shareholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

Based solely on the Company’s review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that its Officers, Directors and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year.

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors John J. Collins, Jr. Secretary March 10, 2004

Appendix A

CHAMPION ENTERPRISES, INC.

Audit and Financial Resources Committee

of the Board of Directors

CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit and Financial Resources Committee. The Audit and Financial Resources Committee shall be comprised of non-management directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, may interfere with their exercise of independent judgment as a Committee member. The Committee shall consist of at least three members. Members of the Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as chairman. Each Committee member shall be financially literate and at least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules. The Committee shall hold meetings (in person or by telephone conference) as appropriate, but not less than four times per year. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the action of the Committee. The independence of Committee members shall be determined in accordance with the Company’s Corporate Governance Guidelines and the provisions of Rule 303A.02 of the New York Stock Exchange Listed Company Manual, including the provisions governing permissible business relationships with the Corporation. Due to the demands of serving on this Committee, no member of this Committee shall serve on more than two additional audit committees of other public companies without the written approval of the Board.

Statement of Policy

The primary function of the Audit and Financial Resources Committee shall be to assist the Board in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s independent audit function. In addition, the Audit and Financial Resources Committee shall review other financial matters as delegated by the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and

Revisions as approved by the Board of Directors effective as of December 2, 2003 the independent auditor. Nor is it the duty of the Committee to assure compliance with laws and regulations or the Company’s code of conduct.

The Audit Committee shall have authority to inquire into any financial matters including those set forth in this charter, with the right and power (at the expense of the Corporation) to employ such persons and organizations to assist it in carrying out its duties as it shall reasonably deem to be necessary.

Responsibilities

The Committee shall:

1. Be directly responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

2. Preapprove all auditing services and permissible non-audit services (including scope, compensation and terms of engagement) to be performed by the independent auditor, subject to the de minimis exception for non-audit services described in SEC rules.

3. Periodically review and evaluate the independent auditor’s and lead partner’s qualifications and performance, assure regular rotation of the lead audit partner as required by law, and further consider whether there should be rotation in the audit firm itself. The Committee shall present to the full Board the Committee’s conclusions with respect to the independent auditor.

4. Consider the independence of auditors at least annually including evaluating whether non-audit services performed by the independent auditor impairs the independence of the independent auditor. The independent auditor shall at least annually submit to the Committee a formal written statement delineating all relationships between the independent auditor and the Company, and describing the independent auditor’s quality control procedures, including any material issues raised by the last internal quality-control review of the firm or by any governmental inquiry conducted within the preceding five years. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and shall establish clear hiring policies for employees or former employees of the Corporation’s independent auditor.

5. Consider, in consultation with the independent auditor, the independent auditor’s responsibility under generally accepted auditing standards.

6. Review reports of the independent auditor and the internal auditor regarding:

(a)	the adequacy of the Corporation’s internal accounting controls including electronic data processing procedures and controls and related security programs;

(b)	any related management letter, and management’s responses to recommendations made by the independent auditor; and

Revisions as approved by the Board of Directors effective as of December 2, 2003

(c)	any quarterly reports which may be received from the independent auditor concerning (i) critical accounting policies and practices to be used, and (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

7. Review and discuss with management and the independent auditor, based on the reports of the independent auditor and management:

(a)	the Corporation’s annual and quarterly financial statements;

(b)	the results of each external audit of the Corporation’s financial statements, including any certification, report, opinion or review rendered by the independent auditor in connection with those financial statements;

(c)	significant recent professional and regulatory pronouncements and their potential impact on the financial statements;

(d)	significant disputes between management and the independent auditor that arose in connection with such audit;

(e)	significant changes required in the independent auditor’s plan; and

(f)	other matters related to the conduct of the audit which are communicated to the Audit Committee under generally accepted auditing standards, including those concerning:

(i)	selection of and changes in significant accounting policies and practices and questions of choice of appropriate policies and practices;

(ii)	management’s formulation of any particularly sensitive accounting estimate and the auditor’s conclusion as to their reasonableness;

(iii)	significant audit adjustments;

(iv)	consultation by management with other accountants about significant matters;

(v)	serious difficulties the auditor encountered in dealing with management in performing the audit; and

(vi)	policies and reports with respect to officer’s expense accounts.

8. Review and discuss with management the Corporation’s earnings press releases, and the types of financial information and earnings guidance to be disclosed to analysts and rating agencies.

9. Review significant filings with the SEC containing the Corporation’s financial statements, as the Committee deems appropriate, including the Corporation’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10K and Form 10Q about any significant deficiencies in the design and operation of the internal controls or

Revisions as approved by the Board of Directors effective as of December 2, 2003 material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

10. Review the process for communicating the Corporation’s Code of Ethics to company personnel and for monitoring compliance therewith.

11. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

12. Periodically obtain updates from management and company legal counsel on the status of any pending litigation which could have significant impact on the Corporation’s financial situation or seriously affect its reputation as well as other compliance matters.

13. Review the internal audit function of the Corporation including the independence of its reporting obligations, the appointment and replacement of the senior internal audit director, the qualifications of the staff, and the proposed audit plan for the coming year and the coordination of such plans with the independent auditor. Prior to each Audit and Finance Committee meeting, receive and review a summary of findings from completed internal audits and provide sufficient opportunity for the internal auditors to meet with members of the Committee without members of management present.

14. Review with management proposed equity, debt and other finance offerings of the Company that are of a material nature.

15. Review the Committee charter annually to reassess adequacy.

16. Evaluate the committee’s performance annually in consultation with and oversight by the Nominating and Corporate Governance Committee.

17. Prepare a Report of the Committee, in accordance with applicable SEC rules, for inclusion in the Company’s Annual Meeting Proxy Statement.

18. Perform such other functions as may be assigned to it by law or the Corporation’s charter or Bylaws, or by the Board.

19. Regularly report Committee agenda and actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

20. Review periodically with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

21. Discuss with the independent auditor the matters required to be discussed by Statement on Audit Standards No. 61 relating to the conduct of the audit.

22. Meet regularly with the independent auditor, the chief financial officer, the director of internal audit, the controller, and the general counsel in separate executive sessions.

Revisions as approved by the Board of Directors effective as of December 2, 2003

CHAMPION ENTERPRISES, INC.

Audit and Financial Resources Committee
Responsibilities for 2004

Date	Function

January	Write Audit and Financial Resources Committee Report for Proxy

Face to Face Session — January Board Meeting

February	Review annual financial results press release

Review 10-K

Year End Earnings Conference Call

Review annual financial results with independent auditor and management

Review other matters to be discussed under generally accepted auditing standards, including significant changes required in the independent auditor’s plan, changes in significant accounting policies or estimates, significant audit adjustments, consultation with other accountants, and serious difficulties encountered performing the audit

Review significant disputes between management and the independent auditor

Discuss with the independent auditor the matters required to be discussed by Statement on Audit Standards No. 61

Review and assess major financial risk exposures with management

Review material pending litigation with company legal counsel

Review internal audit function and plan

April	Review 1st Quarter financial results press release

Review 1st Quarter 10-Q filing

1st Quarter Earnings Conference Call

Review annual management report prepared by the independent auditor with independent auditor and management

Meet with Internal Auditors to Review Audit Actions

Face to Face Session — Annual Board Meeting

Review and reassess this charter

Revisions as approved by the Board of Directors effective as of December 2, 2003

April-July	Evaluate the performance of the Committee

July	Review 2nd Quarter financial results release

Review 2nd Quarter 10-Q filing

2nd Quarter Earnings Conference Call

Face to Face Session — July Board Meeting

Review independent auditor “Scope and Fee” and appoint independent auditor

Review Policy on Business Conduct Compliance and Officer Expense Accounts

Meet with Internal Auditors to Review Audit Actions

Review and evaluate independent auditor’s and lead partner’s qualifications, performance and independence, including a review of the formal written statement from the independent auditor delineating its quality control procedures and all relationships between it and the Corporation

Review communication of and compliance with the Corporation’s Code of Ethics

October	Review 3rd Quarter financial results release

Review 3rd Quarter 10-Q filing

3rd Quarter Earnings Conference Call

Face to Face Session — October Board Meeting

December	Face to Face Session — December Board Meeting

General Responsibilities

Each earnings call	Review financial results with independent auditor and management

Each earnings call	Review certifications, reports, opinion or other issues generated by the independent auditor or internal auditor

Each face to face session	Review findings from completed internal audits in executive sessions with the director of internal audit

Each face to face session	Report Committee agenda, actions, and recommendations to Board

Oversight and pre-approval of all services provided by the independent auditor (other than de minimus)

Review other significant filings with the SEC

Review material equity, debt, and other finance offerings.

Revisions as approved by the Board of Directors effective as of December 2, 2003

Regular meetings with the chief financial officer, the director of internal audit, the controller, the general counsel, and the independent auditor

Review recent professional and regulatory pronouncements

Review with the director of internal audit complaints received regarding accounting, accounting controls, or auditing matters.

Revisions as approved by the Board of Directors effective as of December 2, 2003

Dear Shareholder:

     The reverse side of this proxy card contains instructions on how to vote your shares over the Internet or by telephone for the election of directors and for all other matters that may properly come before the meeting. Please consider voting using one of these options. Your vote is recorded as if you mailed in your proxy card.

     Shareholders now have the option to electronically receive our Proxy Statements and Annual Reports. If you would like to receive these future investor communications electronically, please visit www.amstock.com. Then click on “Shareholder Account Access” and enter your account and tax identification numbers. Upon logging in select “Receive Company Mailings via E-Mail” and provide your e-mail address.

     Thank you for your attention to these matters.

Champion Enterprises, Inc.

CHAMPION ENTERPRISES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
CHAMPION ENTERPRISES, INC.

The undersigned hereby appoints Albert A. Koch and Brian D. Jellison, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders of Champion Enterprises, Inc. to be held on Tuesday, April 27, 2004, and at any adjournments thereof, as specified on the reverse side of this proxy card.

The undersigned acknowledges receipt of the Proxy Statement dated March 10, 2004 and the Annual Report to Shareholders, which includes the Annual Report on Form 10-K, for the year ended January 3, 2004, ratifies everything that the proxies (or either of them or their substitutes) may lawfully do or cause to be done under this proxy, and revokes all former proxies.

If you are a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares held for your account in the plan are to be voted.

If you sign this proxy without marking any boxes, this proxy will be voted FOR all nominees and in the discretion of the Proxies on any other matters that may properly come before the meeting.

(To be signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF

CHAMPION ENTERPRISES, INC.

April 27, 2004

PROXY VOTING INSTRUCTIONS

MAIL- Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE- Call toll-free 1-800-PROXIES from a touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET- Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER	_____________

ACCOUNT NUMBER	_____________

_____________

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1.	The Board of Directors has nominated the persons listed below to serve as directors until 2005.

☐	FOR ALL NOMINEES	NOMINEES:	__ Robert W. Anestis
__ Eric S. Belsky
☐	WITHHOLD AUTHORITY		__ Selwyn Isakow
	FOR ALL NOMINEES		__ Brian D. Jellison
__ Albert A. Koch
☐	FOR ALL EXCEPT		__ G. Michael Lynch
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: X

2.	In their discretion upon the transaction of such other business as may properly come before the meeting.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ____

Signature of Shareholder  ________________________________________ Date  _______________

Signature of Shareholder  ________________________________________ Date  _______________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.